Exhibit 3.2
HAMILTON BEACH, INC.
(f/k/a HB-PS HOLDING COMPANY, INC.)
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BY-LAWS
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ARTICLE I
OFFICES
     Section 1.01. Registered Office. The registered office of HB-PS Holding Company, Inc. (hereinafter referred to as the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 1.02. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 2.01. Time and Place. All meetings of stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.
     Section 2.02. Annual Meeting. Annual meetings of stockholders shall be held for the purpose of electing by a plurality vote the directors to succeed those whose terms expire and for the purpose of transacting such other business as may properly be brought before the meeting.

     Section 2.03. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time of such annual meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.
     Section 2.04. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, or, if the Chairman is not present, by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.
     Section 2.05. Notice of Special Meeting. Written notice of a special meeting, stating the place, date and time of such special meeting and the purpose or purposes for which the meeting is called, shall be delivered either personally or mailed to his last address to each stockholder not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.
     Section 2.06. List of Stockholders. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting.

     Section 2.07. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, or, if the Chairman is not present, by a Vice President, or, if the Vice President is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of stockholders, or, if none of such persons is present, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person to act as secretary of the meeting.
     Section 2.08. Quorum and Adjournments. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at stockholders meetings, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting whether on the same day or on a later day, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present in person or represented by proxy may adjourn the meeting from time to time, until a quorum shall be present or represented. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. Even if a quorum shall be present or represented at any meeting for the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without notice of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, until a date which is not more than thirty (30) days after the date of the original meeting. At any adjourned meeting at which a quorum is present in person or represented by proxy any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.
     Section 2.09. Voting.
          (a) At any meeting of stockholders, every stockholder having a right to vote shall be entitled to vote in person or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of capital stock registered in his, her or its name on the books of the Corporation. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall determine otherwise. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors.
          (b) At a meeting at which a quorum is present, all elections of directors shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.
     Section 2.10. Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present or represented by proxy and voted. Such written consent shall be filed with the minutes of meetings of stockholders. Prompt notice of the taking of the corporate action with a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.
ARTICLE III
DIRECTORS
     Section 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

     Section 3.02. Number Election and Terms. The number of directors constituting the entire Board shall be not less than five (5) nor more than thirteen (13) as fixed from time to time by vote of a majority of the entire Board (whether or not there exists any vacancies in previously authorized directorships at the time of adoption).
     Section 3.03. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     Section 3.04. Resignation. Any director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation, or, in the absence of all of the foregoing, by notice to any other director or officer of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the designated director or officer. It shall not be necessary for a resignation to be accepted before it becomes effective.
     Section 3.05. Removal. Any director may be removed for cause or without cause by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at a special meeting called for such purpose.
     Section 3.06. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 3.07. Annual Meeting. Unless otherwise agreed by the newly elected directors, the annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to either incumbent or newly elected directors shall be necessary.
     Section 3.08. Regular Meetings. Regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.
     Section 3.09. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on two (2) days’ notice to each director, if such notice is delivered personally or sent by telegram, or on five (5) days’ notice if sent by mail. Special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice. The purpose of a special meeting of the Board of Directors need not be stated in the notice of such meeting.
     Section 3.10. Quorum and Adjournments. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, one half of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 3.11. Presiding Officer. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or, if the Chairman is not present, by the President, or, if the

President is not present, by such person as the Board of Directors may appoint for the purpose of presiding at the meeting from which the President is absent.
     Section 3.12. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as the unanimous vote of the Board of Directors.
     Section 3.13. Telephone Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
ARTICLE IV
COMMITTEES
     Section 4.01. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board of Directors may confer. The Board of Directors may designate one (1) or more persons who are not directors as additional members of any committee, but such persons shall be non-voting members of such committee. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and shall serve at the pleasure of the Board of Directors.
     Section 4.02. Minutes of Committee Meetings. Unless otherwise provided in the resolution of the Board of Directors establishing such committee, each committee shall keep regular minutes of action taken by it and file the same with the Secretary of the Corporation.
     Section 4.03. Quorum. A majority of the number of directors constituting any committee shall constitute a quorum for the transaction of business, and the affirmative vote of such directors present at the meeting shall be required for any action of the committee; provided, however, that, when a committee of one (1) member is authorized under the provisions of Section 4.01 of this Article, such one (1) member shall constitute a quorum.
     Section 4.04. Vacancies, Changes, and Discharge. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
     Section 4.05. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office and irrespective of the personal interest of any director,

shall have authority to establish reasonable compensation for committee members for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by committee members in connection with their duties.
ARTICLE V
NOTICES
     Section 5.01. Form and Delivery.
          (a) Whenever, under the provisions of law, the Certificate of Incorporation or these By-laws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such stockholder, at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.
          (b) Whenever, under the provisions of law, the Certificate of Incorporation, or these By-laws, notice is required to be given to any director, it shall not be construed to mean personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such director at the usual place of residence or business of such director as in the discretion of the person giving such notice will be likely to be received most expeditiously by such director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid. Notice to a director may also be given personally or be sent to such address.
     Section 5.02. Waiver. Whenever any notice is required to be given under the provisions of law, the Certificate of Incorporation or these By-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated for the meeting stated in such notice, shall be deemed equivalent to such notice.

ARTICLE VI
OFFICERS
     Section 6.01. Designations. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, a Vice President or Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers and such other officers and agents as it shall deem necessary or appropriate. All officers and agents of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.
     Section 6.02. Term of Office and Removal. The Board of Directors at its annual meeting after each annual meeting of stockholders or at a meeting called for that purpose shall choose officers and agents, if any, in accordance with the provisions of Section 6.01. Each officer of the Corporation shall hold office until his successor is elected and shall qualify. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.
     Section 6.03. Compensation. The salaries of all officers and agents, if any, of the Corporation shall be fixed from time to time by the Board of Directors, and no officer or agent shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
     Section 6.04. The Chairman of the Board and the President. The Chairman of the Board shall be the chief executive officer of the Corporation. If there is no Chairman of the Board, the

President shall be the chief executive officer of the Corporation. The duties of the Chairman of the Board, and of the President at the direction of the Board, shall include the following:
          (i) Subject to the direction of the Board of Directors, to have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents, and to see that all orders and resolutions of the Board of Directors are carried into effect.
          (ii) Unless otherwise prescribed by the Board of Directors, to have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.
          (iii) To preside over meetings of the stockholders and the Board of Directors, to call special meetings of stockholders, to be an ex-officio member of all committees of the Board of Directors, and to have such other duties as may from time to time be prescribed by the Board of Directors.
     Section 6.06. The Vice President. The Vice President, if any (or in the event there be more than one (1), the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 6.07. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if requested by such committee. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.
     Section 6.08. The Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one (1), the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
     Section 6.09. The Treasurer. The Treasurer, if any, shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board of Directors, or whenever they may require it, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation.
     Section 6.10. The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there be more than one (1), the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.
     Section 6.11. Transfer of Authority. In case of the absence of any officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided a majority of the full Board of Directors concurs.
ARTICLE VII
STOCK CERTIFICATES
     Section 7.01. Form and Signatures. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number and class (and series, if any) of shares owned by such holder, and bearing the seal of the Corporation. Such seal and any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
     Section 7.02. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.
     Section 7.03. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote as such owner, and the Corporation shall be entitled to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable, legal or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     Section 7.04. Issuance of Certificate. No certificate shall be issued for any share until (i) consideration for such share in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof in an amount not less than par value or stated capital of such share has been received by the Corporation and (ii) the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price.
     Section 7.05. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and to give the Corporation a bond in such sum, or other security in such form as it may direct, as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
ARTICLE VIII
GENERAL PROVISIONS
     Section 8.01. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.
     Section 8.02. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware.”
     Section 8.03. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     Section 8.04. Amendments. These By-laws may be altered, amended or repealed, or new by-laws may be adopted, by the stockholders or by the Board of Directors.